CONSENT OF INDEPENDENT PUBLIC AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Criticare Systems, Inc. Employee Stock Purchase Plan of our reports dated November 30, 1999 appearing in the Annual Report on Form 10-K of Criticare Systems, Inc. for the year ended June 30, 1999 filed with the Securities and Exchange Commission.


/s/  BDO  Siedman,  LLP
Milwaukee,  Wisconsin
February  8,  2000